UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2022

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2022, National Research Corporation, a Delaware corporation (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following proposals:

●	The election of two directors, Donald M. Berwick and Stephen H Lockhart, to the Board for a three-year term to expire at the Company’s 2025 annual meeting of shareholders;

●	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022; and

●	An advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement relating to the Annual Meeting.

As of the March 21, 2022, the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 25,194,447 shares of the Company’s common stock were outstanding and eligible to vote. Approximately 96.3% of all shares (and votes) were represented at the Annual Meeting or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

The shareholders elected Donald M. Berwick and Stephen H. Lockhart as directors for three-year terms to expire at the Company’s 2025 annual meeting of shareholders. The results of the vote were as follows:

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage(1)	Votes	Percentage	Votes	Percentage(2)
Donald M. Berwick	22,630,708	97.5%	580,348	2.5%	1,060,443	N/A
Stephen H. Lockhart	22,798,716	98.2%	412,340	1.8%	1,060,443	N/A

Ratify Appointment of KPMG LLP for 2022

The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022. The results of the vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)	Votes	Percentage(2)
24,216,333	99.8%	48,235	0.2%	6,931	N/A	0	N/A

Advisory Vote to Approve Executive Compensation

The shareholders approved on an advisory basis the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement relating to the Annual Meeting. The results of the advisory vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)	Votes	Percentage(2)
22,803,685	98.4%	366,266	1.6%	41,105	N/A	1,060,443	N/A
______________
(1)     Based on a total of all votes received and eligible to be counted as voted on this proposal at the Annual Meeting.
(2)     “N/A” means that abstentions and/or broker non-votes do not have any effect on the voting results on this proposal.

Item 8.01	Other Events.

On May 19, 2022, the Company’s Board of Directors approved a new stock repurchase authorization of up to 2.5 million shares of its common stock. The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions.  The timing and amount of stock repurchases will depend on a variety of factors, including market conditions as well as corporate and regulatory considerations.  The stock repurchase authorization may be suspended, modified, or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock in connection with the repurchase authorization.  The repurchase authorization has no set expiration date.  The new authorization follows the Company’s recent repurchase of all shares remaining under the Board’s previous repurchase authorization.

Also on May 19, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share payable Friday, July 15, 2022, to shareholders of record as of the close of business on Thursday, June 30, 2022.

On May 20, 2022, the Company issued a press release announcing the repurchase authorization and dividend.  A copy of the press release is attached to this report as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

99	National Research Corporation press release announcing the repurchase authorization and dividend.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in Item 9.01 of this report and the exhibits hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: May 23, 2022	By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	National Research Corporation press release announcing the repurchase authorization and dividend.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).